UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2013 (October 25, 2013)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (301) 366-4841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 25, 2013, Neuralstem, Inc. (the "Company") entered into an At The Market Offering Agreement (the "Sales Agreement") with T.R. Winston & Company, LLC (the "Agent"). Pursuant to the Sales Agreement, the Company may, from time to time, offer and sell shares of its common stock (the "Shares") having an aggregate offering price of up to $20,000,000, subject to certain limitations, through the Agent. Sales of Shares, if any, under the program will depend on market conditions and other factors to be determined by the Company, and will be made in "at the market offerings" as defined in Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the NYSE MKT, on any other existing trading market for the Shares or to or through a market maker. The Agent may also solicit purchases of shares in privately negotiated transactions. The Sales Agreement also provides that sales may be made directly to the Agent as principal.

The Shares sold in the offering will be issued pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-190936) previously filed with the Securities and Exchange Commission (the "SEC"), in accordance with the provisions of the Securities Act, as supplemented by a prospectus supplement dated October 25, 2013, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Agent is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company's agent and subject to the terms of the Sales Agreement, to sell the Shares offered, as instructed by the Company.

The Sales Agreement provides that the Company will pay the Agent a fee of 4.0% of the gross sales price of any Shares sold through the Agent. The Sales Agreement also provides for the reimbursement of certain expenses of the Agent. The Sales Agreement contains customary representations, warranties and agreements of the Company and the Agent and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for general corporate purposes. The Company's management will have significant flexibility in applying the net proceeds of this offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Sales Agreement is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.01.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description

5.01	Opinion of Silvestre Law Group

10.01	At The Market Offering Agreement

23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: October 25, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

5.01	Opinion of Silvestre Law Group

10.01	At The Market Offering Agreement

23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)